REGISTRATION RIGHTS AGREEMENT
between
UNIFI, INC.
and
DILLON YARN CORPORATION





January 1, 2007









TABLE OF CONTENTS
Page
1.	Definitions and Interpretation	1
(a)	Certain Definitions	1
(b)	Interpretation	5
2.	Restrictive Legend	5
(a)	Legend	5
(b)	Stop Transfer Instructions	6
(c)	Legending	6
(d)	Restrictions on Transfer	6
3.	General; Securities Subject to this Agreement	6
(a)	Grant of Rights	6
(b)	Registrable Securities	6
(c)	Holders of Registrable Securities	7
4.	Shelf Registration	7
(a)	Filing of Shelf Registration	7
(b)	Underwriting Procedures	7
(c)	Expenses	7
(d)	Form S-3	7
5.	Incidental or "Piggy-Back" Registration	8
(a)	Request for Incidental or "Piggy-Back"
Registration	8
(b)	Expenses	8
(c)	Confidentiality	9
6.	Restrictions on Transfer	9
(a)	Lock-Up	9
(b)	Holder Lock-Up Agreements	10
(c)	Company Lock-Up Agreements	10
(d)	Third Party Beneficiaries of Lock-Up
Agreements	10
(e)	Further Actions	11
7.	Registration Procedures	11
(a)	Obligations of the Company	11
(b)	Seller Obligations	15
(c)	Notice to Discontinue	16
(d)	Valid Business Reason	16
(e)	Registration Expenses	16
8.	Indemnification; Contribution	17
(a)	Indemnification by the Company	17
(b)	Indemnification by the Holders	17
(c)	Conduct of Indemnification Proceedings	18
(d)	Contribution	19
9.	Exchange Act Reporting and Rule 144	19
10.	Miscellaneous	19
(a)	Assumption of Agreement.	19
(b)	Amendments and Waivers	20
(c)	Notices	20
(d)	Successors and Assigns	21
(e)	Headings	21
(f)	Governing Law	21
(g)	Dispute Resolution.	21
(h)	Severability	22
(i)	Rules of Construction	22
(j)	Entire Agreement	22
(k)	Counterparts	22





REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT, dated January 1,
2007, by and between Unifi, Inc., a New York corporation
(the "Company") and Dillon Yarn Corporation, a South
Carolina corporation ("Dillon").  Capitalized terms used
but not otherwise defined herein shall have the respective
meanings ascribed to such terms in Section 1.
R E C I T A L S:
A.	Pursuant to the Asset Purchase Agreement,
dated October 25, 2006 (the "Purchase Agreement"), by and
between Unifi Manufacturing, Inc., a North Carolina
corporation ("Unifi") and a wholly owned subsidiary of the
Company, and Dillon, as partial consideration for the
purchase by Unifi of certain assets of Dillon, Dillon has
received 8,333,333 shares of Common Stock, par value $0.10
per share, of the Company.
B.	The Company has agreed to grant registration
rights with respect to the Registrable Securities as set
forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual
covenants and agreements set forth herein and for good and
valuable consideration, the receipt and adequacy of which
are hereby acknowledged, the parties hereto agree as
follows:
1.	Definitions and Interpretation.
(a)	Certain Definitions.  As used in this
Agreement, and unless the context requires a different
meaning, the following terms have the meanings indicated:
"Affiliate" means any Person who is an
"affiliate" as defined in Rule 12b-2 of the General Rules
and Regulations promulgated under the Exchange Act.
"Agreement" means this Agreement as the same may
be amended, supplemented or modified in accordance with the
terms hereof.
"Approved Underwriter" has the meaning set forth
in Section 4(b).
"Board of Directors" means the Board of Directors
of the Company.
"Business Day" means any day other than a
Saturday, Sunday or other day on which commercial banks in
the States of North Carolina and New York are authorized or
required by law or executive order to close.
"Closing Price" means, with respect to the
Registrable Securities, as of the date of determination,
(i) if the Registrable Securities are listed on a national
securities exchange, the closing price per share of a
Registrable Security on such date published in The Wall
Street Journal (National Edition) or, if no such closing
price on such date is published in The Wall Street Journal
(National Edition), the average of the closing bid and
asked prices on such date, as officially reported on the
principal national securities exchange on which the
Registrable Securities are then listed or admitted to
trading; or (ii) if the Registrable Securities are not then
listed or admitted to trading on any national securities
exchange but are designated as national market system
securities by the NASD, the last trading price per share of
a Registrable Security on such date; or (iii) if there
shall have been no trading on such date or if the
Registrable Securities are not designated as national
market system securities by the NASD, the average of the
reported closing bid and asked prices of the Registrable
Securities on such date as shown by The Nasdaq Stock
Market, Inc. and reported by any member firm of The
New York Stock Exchange, Inc. selected by the Company; or
(iv) if none of clause (i), (ii) or (iii) is applicable, a
market price per share determined in good faith by the
Board of Directors or, if such determination is not
satisfactory to the Majority Holders, by a nationally
recognized investment banking firm mutually selected by the
Company and the Majority Holders, the expenses for which
shall be borne equally by the Company and the Majority
Holders.  If trading is conducted on a continuous basis on
any exchange, then the closing price shall be at 4:00 P.M.
New York City time.
"Commission" means the Securities and Exchange
Commission.
"Common Stock" means the Common Stock, par value
$0.10 per share, of the Company or any other capital stock
of the Company into which such stock is reclassified or
reconstituted and any other common stock of the Company.
"Common Stock Equivalents" means any security or
obligation which is by its terms, directly or indirectly,
convertible into or exchangeable or exercisable for shares
of Common Stock, including any option, warrant or other
subscription or purchase right with respect to shares of
Common Stock or any Common Stock Equivalent.
"Company" has the meaning set forth in the
preamble to this Agreement.
"Company Underwriter" has the meaning set forth
in Section 5(a).
"Dillon" has the meaning set forth in the
preamble to this Agreement.
"Disclosure Package" means, with respect to any
offering of securities, (i) the preliminary Prospectus, and
(ii) all other information, in each case, that is deemed,
under Rule 159 under the Securities Act, to have been
conveyed to purchasers of securities at the time of sale of
such securities (including a contract of sale).
"Exchange Act" means the Securities Exchange Act
of 1934 and the rules and regulations of the Commission
promulgated thereunder.
"Free Writing Prospectus" means any "free writing
prospectus" as defined in Rule 405 of the General Rules and
Regulations promulgated under the Securities Act.
"Hedging Counterparty" means a broker-dealer
registered under Section 15(b) of the Exchange Act or an
Affiliate thereof.
"Hedging Transaction" means any transaction
involving a security linked to the Registrable Class
Securities or any security that would be deemed to be a
"derivative security" (as defined in Rule 16a-1(c) under
the Exchange Act) with respect to the Registrable Class
Securities or transaction (even if not a security) which
would (were it a security) be considered such a derivative
security, or which transfers some or all of the economic
risk of ownership of the Registrable Class Securities,
including any forward contract, equity swap, put or call,
put or call equivalent position, collar, non-recourse loan,
sale of exchangeable security or similar transaction.  For
the avoidance of doubt, the following transactions shall be
deemed to be Hedging Transactions:
(a)	transactions by a Holder in which a
Hedging Counterparty engages in short sales of the
Registrable Securities pursuant to a Prospectus and may use
Registrable Securities to close out its short position;
(b)	transactions pursuant to which a Holder
sells short Registrable Securities pursuant to a Prospectus
and delivers Registrable Securities to close out its short
position;
(c)	transactions by a Holder in which such
Holder delivers, in a transaction exempt from registration
under the Securities Act, Registrable Securities to the
Hedging Counterparty who will then publicly resell or
otherwise transfer such Registrable Securities pursuant to
a Prospectus or an exemption from registration under the
Securities Act; and
(d)	a loan or pledge of Registrable
Securities to a Hedging Counterparty who may then become a
selling stockholder and sell the loaned shares or, in an
event of default in the case of a pledge, then sell the
pledged shares, in each case, in a public transaction
pursuant to a Prospectus.
"Holder" means Dillon and any Permitted
Transferee.
"Holders' Counsel" has the meaning set forth in
Section 7(a)(i).
"Incidental Registration" has the meaning set
forth in Section 5(a).
"Indemnified Party" has the meaning set forth in
Section 8(c).
"Indemnifying Party" has the meaning set forth in
Section 8(c).
"Inspectors" has the meaning set forth in Section
7(a)(viii).
"Liability" has the meaning set forth in Section
8(a).
"Lock-Up Agreements" has the meaning set forth in
Section 6(b).
"Lock-Up Period" has the meaning set forth in
Section 6(a).
"Majority Holders" means Holders of a majority of
the outstanding Registrable Securities.
"Market Price" means, on any date of
determination, the average of the daily Closing Price of
the Registrable Securities for the immediately preceding 30
days on which the national securities exchanges are open
for trading.
"NASD" means the National Association of
Securities Dealers, Inc.
"Offering Confidential Information" has the
meaning set forth in Section 5(c).
"Permitted Transferee" has the meaning set forth
in Section 6(a).
"Person" means any individual, firm, corporation,
partnership, limited liability company, trust, incorporated
or unincorporated association, joint venture, joint stock
company, limited liability company, government (or an
agency or political subdivision thereof) or other entity of
any kind, and shall include any successor (by merger or
otherwise) of such entity.
"Prospectus" means any "prospectus" as defined in
Rule 405 of the Securities Act.
"Purchase Agreement" has the meaning set forth in
Recital A.
"Records" has the meaning set forth in Section
7(a)(viii).
"Registrable Class Securities" means securities
of the Company that are of the same class as the
Registrable Securities.
"Registrable Securities" means each of the
following:  (i) any and all shares of Common Stock issued
to Dillon at the closing of the transaction contemplated by
the Purchase Agreement; and (ii) any shares of Common Stock
issued or issuable to a Holder with respect to the
Registrable Securities by way of stock dividend or stock
split or in connection with a combination of shares,
recapitalization, merger, consolidation or other
reorganization or otherwise and any shares of Common Stock
or voting common stock issuable upon conversion, exercise
or exchange thereof.
"Registration Expenses" has the meaning set forth
in Section 7(e).
"Registration Statement" means a registration
statement filed pursuant to the Securities Act.
"Section 5(a) Notice" has the meaning set forth
in Section 5(a).
"Securities Act" means the Securities Act of 1933
and the rules and regulations of the Commission promulgated
thereunder.
"Shelf Registration" has the meaning set forth in
Section 4(a).
 "Transfer" means, with respect to any security,
the offer for sale, sale, pledge, transfer or other
disposition or encumbrance (or any transaction or device
that is designed to or could be expected to result in the
transfer or the disposition by any Person at any time in
the future) of such security, and includes any Hedging
Transaction.
"underwritten public offering" of securities
means a public offering of such securities registered under
the Securities Act in which an underwriter, placement agent
or other intermediary participates in the distribution of
such securities.
"Unifi" has the meaning set forth in Recital A.
(b)	Interpretation.  Unless otherwise
expressly provided:
(i)	All references to laws, rules,
regulations and forms in this Agreement shall be deemed to
be references to such laws, rules, regulations and forms,
as amended from time to time or, to the extent replaced,
the comparable successor thereto in effect at the time.
(ii)	All references to agencies, self-
regulatory organizations or governmental entities in this
Agreement shall be deemed to be references to the
comparable successor thereto.
(iii)	All references to agreements
and other contractual instruments shall be deemed to be
references to such agreements or other instruments as they
may be amended from time to time.
(iv)	The words "include," "includes"
and "including" do not limit the preceding words or terms
and shall be deemed to be followed by the words "without
limitation".
"Valid Business Reason" has the meaning set forth
in Section 7(d).
2.	Restrictive Legend.
(a)	Legend.  Each certificate representing
shares of Registrable Securities issued pursuant to the
Purchase Agreement shall, unless otherwise permitted by the
provisions of Section 2(c), be marked by the Company with
legends (together with any other legend with which such
certificate is required to be marked) in substantially the
following form:
THE SHARES EVIDENCED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT").
SUCH SHARES MAY NOT BE TRANSFERRED
UNLESS A REGISTRATION STATEMENT UNDER
THE ACT IS IN EFFECT AS TO SUCH
TRANSFER OR, IN THE OPINION OF COUNSEL
FOR THE COMPANY, SUCH TRANSFER MAY BE
MADE PURSUANT TO RULE 144 OR
REGISTRATION UNDER THE ACT IS OTHERWISE
UNNECESSARY IN ORDER FOR SUCH TRANSFER
TO COMPLY WITH THE ACT.
THE SHARES EVIDENCED HEREBY ARE SUBJECT
TO A LOCK-UP PERIOD AS DESCRIBED IN
THAT CERTAIN REGISTRATION RIGHTS
AGREEMENT ENTERED INTO BY THE ISSUER
AND THE HOLDER (A COPY OF WHICH MAY BE
OBTAINED FROM THE ISSUER).
(b)	Stop Transfer Instructions.  In order
to ensure compliance with the restrictions referred to
herein, each Holder agrees that the Company may issue
appropriate "stop transfer" certificates or instructions
and that, if the Company transfers its own securities, it
may make appropriate notations to the same effect in its
records.
(c)	Legending.  Each certificate evidencing
Registrable Securities shall not bear the legend set forth
in Section 2(a) if in the opinion of counsel for a Holder
and counsel for the Company such legend is not required in
order to establish compliance with any provision of the
Securities Act.
(d)	Restrictions on Transfer.
Notwithstanding any other provision of this Agreement, no
Transfer may be made of any Registrable Securities to a
shareholder of Dillon as described in Section 6(a) unless
the Transfer complies in all respects with applicable
federal and state securities laws, including the Securities
Act and any "blue sky" laws.  If reasonably requested by
the Company, in its sole discretion, Dillon shall also
provide, at Dillon's expense, a written opinion of legal
counsel who shall be, and whose legal opinion shall be,
reasonably satisfactory to the Company, addressed to the
Company, to the effect that the proposed transfer of the
Registrable Securities may be effected without registration
under the Securities Act, whereupon Dillon shall be
entitled to Transfer all or a portion of its Registrable
Securities to such shareholder, subject to and in
compliance with the other provisions of this Agreement.
3.	General; Securities Subject to this
Agreement.
(a)	Grant of Rights.  The Company hereby
grants registration rights to the Holders upon the terms
and conditions set forth in this Agreement.
(b)	Registrable Securities.  For the
purposes of this Agreement, Registrable Securities will
cease to be Registrable Securities when (i) a Registration
Statement covering such Registrable Securities has been
declared effective under the Securities Act by the
Commission and such Registrable Securities have been
disposed of pursuant to such effective Registration
Statement, (ii) (x) the entire amount of the Registrable
Securities owned by the Holder thereof may be sold in a
single sale, in the opinion of counsel satisfactory to the
Company and such Holder, each in their reasonable judgment,
without any limitation as to volume pursuant to Rule 144
under the Securities Act and (y) such Holder owns less than
1.0% of the outstanding shares of Common Stock on a fully
diluted basis, or (iii) the Registrable Securities are
proposed to be sold or distributed by a Person not entitled
to the registration rights granted by this Agreement.
(c)	Holders of Registrable Securities.  A
Person is deemed to be a holder of Registrable Securities
whenever such Person owns of record Registrable Securities,
or holds an option to purchase, or a security convertible
into, or exercisable or exchangeable for, Registrable
Securities whether or not such purchase, conversion,
exercise or exchange has actually been effected.  If the
Company receives conflicting instructions, notices or
elections from two or more Persons with respect to the same
Registrable Securities, the Company may act upon the basis
of the instructions, notice or election received from the
registered owner of such Registrable Securities.
Registrable Securities issuable upon exercise of an option
or upon conversion, exercise or exchange of another
security shall be deemed outstanding for the purposes of
this Agreement.
4.	Shelf Registration.
(a)	Filing of Shelf Registration.  Within
45 days following the date hereof, the Company shall file a
Registration Statement on an appropriate form (the "Shelf
Registration") registering the sale of all of the
Registrable Securities offering on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act.  The
Company shall use its reasonable efforts to cause such
Registration Statement filed pursuant to this Section 4(a)
to be declared effective as soon as practicable, and remain
effective until there are no longer any Registrable
Securities.
(b)	Underwriting Procedures.  Upon the
written request of the Majority Holders, the Company shall
use its reasonable efforts to cause the sale of Registrable
Securities that such Majority Holders wish to be sold to be
in the form of a firm commitment underwritten offering
(unless otherwise consented to by such Majority Holders) if
the anticipated aggregate offering price (calculated based
upon the Market Price of the Registrable Securities on the
date of such written request and including any Registrable
Securities subject to any applicable over-allotment option)
to the public equals or exceeds $7,500,000 (including
causing to be produced and filed any necessary Prospectuses
or Prospectus supplements with respect to such offering).
The managing underwriter or underwriters selected for such
offering shall be selected by the Company and shall be
reasonably acceptable to such Majority Holders (an
"Approved Underwriter").  In no event shall the Holders be
entitled to request more than one underwritten public
offering.
(c)	Expenses.  The Company shall bear all
Registration Expenses in connection with the Shelf
Registration pursuant to this Section 4.
(d)	Form S-3.  If the Company is eligible
to use Form S-3 for secondary offerings of Registrable
Class Securities, the Shelf Registration shall be on Form
S-3.
5.	Incidental or "Piggy-Back" Registration.
(a)	Request for Incidental or "Piggy-Back"
Registration.  If the Company proposes to file a
Registration Statement with respect to an offering by the
Company of equity securities for its own account (other
than a Registration Statement on Form S-4 or S-8 or a
Registration Statement registering the issuance of equity
securities as consideration in an acquisition transaction)
or for the account of any stockholder of the Company other
than the Holders, then the Company shall give written
notice (the "Section 5(a) Notice") of such proposed filing
to the Holders at least 10 days before the anticipated
filing date, and such notice shall describe the proposed
registration, offering price (or reasonable range thereof)
and distribution arrangements, and offer the Holders the
opportunity to register the number of Registrable
Securities as the Holders may request (an "Incidental
Registration").  The Company shall use commercially
reasonable efforts to cause the managing underwriter or
underwriters in the case of a proposed underwritten
offering (the "Company Underwriter") to permit the Holders
to include the number of the Holders' Registrable
Securities specified by the Holders in such offering on the
same terms and conditions as the securities of the Company
or for the account of such other stockholder, as the case
may be, included therein.  In connection with any
Incidental Registration under this Section 5(a) involving
an underwritten offering, the Company shall not be required
to include any Registrable Securities in such underwritten
offering unless the Holder thereof accepts the terms of the
underwritten offering as agreed upon between the Company,
such other stockholders, if any, and the Company
Underwriter, and then only in such quantity as the Company
Underwriter believes will not jeopardize the success of the
offering by the Company.  If the Company Underwriter
determines that the registration of all or part of the
Registrable Securities which the Holders have requested to
be included would materially adversely affect the success
of such offering, then the Company shall include in such
Incidental Registration only the aggregate amount of
Registrable Securities that the Company Underwriter
believes may be sold without any such material adverse
effect and shall reduce the amount of Registrable
Securities to be included in such registration, (i) in the
case of an offering by the Company for its own account,
first, as to the Registrable Securities to be offered for
the account of the Holders pursuant to this Section 5(a);
second, as to the securities requested to be included in
such offering by stockholders other than the Holders; and
third, as to all of the securities to be offered for the
account of the Company, and (ii) in the case of an offering
by the Company for the account of any stockholder of the
Company other than the Holders, first, as to the
Registrable Securities to be offered for the account of the
Holders pursuant to this Section 5(a); second, as to the
securities to be offered for the account of the Company;
third, as to the securities requested to be included in
such offering by stockholders other than the Holders who
have incidental or "piggy-back" registration rights with
respect thereto; and fourth, as to the securities to be
offered for the account of stockholders who made the
initial request for registration.
(b)	Expenses.  The Company shall bear all
Registration Expenses in connection with any Incidental
Registration pursuant to this Section 5, whether or not
such Incidental Registration becomes effective.
(c)	Confidentiality.
(i)	The following shall be deemed to
be "Offering Confidential Information":  (1) the Company's
plan to file the relevant Registration Statement and engage
in the offering so registered, (2) any information
regarding the offering being registered (including, without
limitation, the potential timing, price, number of shares,
underwriters or other counterparties, selling stockholders
or plan of distribution) and (3) any other information
(including information contained in draft supplements or
amendments to offering materials) provided to the Holders
by the Company (or by third parties) in connection with the
Incidental Registration.  Offering Confidential Information
shall not include information that (x) was or becomes
generally available to the public (including as a result of
the filing of the relevant Registration Statement) other
than as a result of a disclosure by any Holder, (y) was or
becomes available to any Holder from a source not known to
such Holder to be bound by any confidentiality agreement or
(z) was otherwise in any Holder's possession prior to it
being furnished to such Holder by the Company or on the
Company's behalf.  Information shall cease to be Offering
Confidential Information upon the earliest to occur of (X)
the completion of the relevant offering and (Y) if the
relevant Registration Statement has not been filed, 30 days
after the intended filing date set forth in the Section
5(a) Notice.
(ii)	After a Holder has been notified
of its opportunity to include securities in an Incidental
Registration, such Holder shall treat the Offering
Confidential Information as confidential information and
shall not use the Offering Confidential Information for any
purpose other than to evaluate whether to include its
Registrable Securities in such Incidental Registration and
agrees to disclose the Offering Confidential Information
only to such of its agents, employees, advisors and counsel
as have a need to know such Offering Confidential
Information and to cause such agents, employees, advisors
and counsel to comply with the requirements of this Section
5(c); provided that such Holder may disclose Offering
Confidential Information if it determines, in good faith
and upon the advice of counsel, that such disclosure is
required under applicable law or legal process, but such
Holder shall cooperate with the Company to limit the extent
of such disclosure through protective order or otherwise,
and to seek confidential treatment of the Offering
Confidential Information.
6.	Restrictions on Transfer.
(a)	Lock-Up.  Without the prior written
consent of the Company, Dillon shall not, directly or
indirectly, (i) Transfer, contract to Transfer or otherwise
dispose of (or enter into any transaction or device that is
designed to, or could be expected to, result in the
disposition by any Person at any time in the future of) any
Registrable Securities, (ii) enter into any Hedging
Transaction with respect to the Registrable Securities or
(iii) publicly announce its intention to consummate a
transaction described in clause (i) or (ii) above, in the
case of each of clauses (i), (ii) and (iii), whether any
such transaction is to be settled by delivery of
Registrable Securities or other securities, in cash or
otherwise, for a period of 30 months after the date hereof
(the "Lock-Up Period"); except that, notwithstanding the
foregoing, (1) each Holder may sell (x) in the aggregate,
up to 33% of the Registrable Securities held by such Holder
as of the date hereof (or, if later, the date such Holder
acquired its Registrable Securities) during the period
beginning on the first day of the seventh month and ending
on the final day of the 18th month of the Lock-Up Period
and (y) in the aggregate, up to 66% of the Registrable
Securities held by such Holder as of the date hereof (or if
later, the date such Holder acquired its Registrable
Securities) beginning on the first day of the 19th month
and ending on the final day of the 30th month of the Lock-
Up Period and (2) at any time and from time to time after
the date hereof, Dillon may transfer any portion of the
Registrable Securities it holds as of the date hereof to
(A) any of its employees as stock bonus compensation for
services rendered by such employees or (B) a shareholder of
Dillon in satisfaction of any liabilities owed by Dillon to
such shareholder (but in any event subject to Section 2(d))
(each, a "Permitted Transferee").
(b)	Holder Lock-Up Agreements.  In
connection with an underwritten public offering of
Registrable Securities, Registrable Class Securities or
other securities convertible into, exercisable for or
exchangeable for Registrable Class Securities, to the
extent requested (i) by the Company (so long as all of the
Company's officers and directors execute agreements
identical to or more restrictive than those referred to in
this Section 6(b) and the Company has used all reasonable
efforts to cause all holders of more than 5% of its
outstanding capital stock, other than the Holders, to
execute such agreements) or (ii) by the Approved
Underwriters or the Company Underwriter, as applicable,
each Holder shall (x) not effect any Transfer of any
Registrable Class Securities or any securities convertible
into or exchangeable or exercisable for such Registrable
Class Securities and (y) not make any request for the
registration of  the Transfer of any Registrable Class
Securities or any securities convertible into or
exchangeable or exercisable for such Registrable Class
Securities, in each case, during the period beginning on
the date of the underwriting agreement relating to such
public offering and ending on the date that is 90 days
after such date (or such shorter period, if any, mutually
agreed upon by such Holder and the requesting party),
except as part of such public offering.  Upon request by
the Company, each Holder shall enter into customary lock-up
agreements (the "Lock-Up Agreements") on terms consistent
with the preceding sentence.
(c)	Company Lock-Up Agreements.  With
respect to any offering of Registrable Securities that
takes the form of an underwritten public offering
registered on the Shelf Registration, the Company shall not
(except as part of such offering) effect any Transfer of
Registrable Class Securities, or any securities convertible
into or exchangeable or exercisable for such Registrable
Class Securities (except pursuant to a Registration
Statement on Form S-8), during the period beginning on the
date of the underwriting agreement relating to such public
offering and ending on the date that is 90 days after such
date, except as part of such offering.  Upon request by the
Approved Underwriters, the Company shall, from time to
time, enter into Lock-Up Agreements on terms consistent
with the preceding sentence.
(d)	Third Party Beneficiaries of Lock-Up
Agreements.  Any Lock-Up Agreements executed by the Holders
pursuant to this Section 6 shall contain provisions naming
the Company as an intended third-party beneficiary thereof
and requiring the prior written consent of the Company for
any amendments thereto or waivers thereof.  Any Lock-Up
Agreements executed by the Company, or its officers,
directors or other stockholders pursuant to this Section 6
shall contain provisions naming each Holder, if it is a
selling stockholder in the relevant offering, as intended
third party beneficiaries thereof and requiring the prior
written consent of such Holder for any amendments thereto
or waivers thereof.
(e)	Further Actions.  In furtherance of the
foregoing, the Company and its transfer agent are hereby
authorized to decline to make any transfer of securities if
such transfer would constitute a violation or breach of
this Section 6.
7.	Registration Procedures.
(a)	Obligations of the Company.  In
connection with the filing of the Shelf Registration
pursuant to Section 4 or the Incidental Registration
pursuant to Section 5, the Company shall use its reasonable
efforts to effect the registration and sale of the
Registrable Securities in accordance with the intended
method of distribution thereof as quickly as practicable,
and in connection with any such request or requirement, the
Company shall:
(i)	as expeditiously as possible,
prepare and file with the Commission a Registration
Statement on any form (subject to Section 4(d)) for which
the Company then qualifies or which counsel for the Company
shall deem appropriate and which form shall be available
for the sale of such Registrable Securities in accordance
with the intended method of distribution thereof, and cause
such Registration Statement to become effective; provided,
however, that (x) before filing a Registration Statement or
Prospectus or any amendments or supplements thereto
(including any documents incorporated by reference
therein), the Company shall provide counsel selected by the
Majority Holders ("Holders' Counsel") and any other
Inspector with an adequate and appropriate opportunity to
review and comment on such Registration Statement, each
Prospectus included therein (and each amendment or
supplement thereto), subject to such documents being under
the Company's control, and (y) the Company shall notify the
Holders' Counsel and each seller of Registrable Securities
pursuant to such Registration Statement of any stop order
issued or threatened by the Commission and take all actions
required to prevent the entry of such stop order or to
remove it if entered;
(ii)	as expeditiously as possible,
prepare and file with the Commission such amendments and
supplements to such Registration Statement and the
Prospectus used in connection therewith as may be necessary
to keep such Registration Statement effective (1) in the
case of a Shelf Registration, for the period required under
Section 4(a), and (2) in the case of an Incidental
Registration, for the lesser of (x) 90 days and (y) such
shorter period which will terminate when all Registrable
Securities covered by such Registration Statement have been
sold, and shall comply with the provisions of the
Securities Act with respect to the disposition of all
securities covered by such Registration Statement during
such period in accordance with the intended methods of
disposition by the sellers thereof set forth in such
Registration Statement;
(iii)	as expeditiously as possible,
furnish to each seller of Registrable Securities, prior to
filing a Registration Statement, at least one copy of such
Registration Statement as it is proposed to be filed, and
thereafter such number of copies of such Registration
Statement, each amendment and supplement thereto (in each
case including all exhibits thereto), the Prospectus
included in such Registration Statement (including each
preliminary Prospectus), any Prospectus filed pursuant to
Rule 424 under the Securities Act and any Free Writing
Prospectus as each such seller may reasonably request in
order to facilitate the disposition of the Registrable
Securities owned by such seller;
(iv)	as expeditiously as possible,
register or qualify such Registrable Securities under such
other securities or "blue sky" laws of such jurisdictions
as any seller of Registrable Securities may request, and to
continue such registration or qualification in effect in
such jurisdiction for as long as permissible pursuant to
the laws of such jurisdiction, or for as long as any such
seller requests or until all of such Registrable Securities
are sold, whichever is shortest, and do any and all other
acts and things which may be reasonably necessary or
advisable to enable any such seller to consummate the
disposition in such jurisdictions of the Registrable
Securities owned by such seller; provided, however, that
the Company shall not be required to (x) qualify generally
to do business in any jurisdiction where it would not
otherwise be required to qualify but for this Section
7(a)(iv), (y) subject itself to taxation in any such
jurisdiction or (z) consent to general service of process
in any such jurisdiction;
(v)	as expeditiously as possible,
notify each seller of Registrable Securities: (A) when a
Prospectus, any Prospectus supplement, any Free Writing
Prospectus, a Registration Statement or a post-effective
amendment to a Registration Statement has been filed with
the Commission, and, with respect to a Registration
Statement or any post-effective amendment, when the same
has become effective; (B) of any request by the Commission
or any other federal or state governmental authority for
amendments or supplements to a Registration Statement or
related Prospectus or Free Writing Prospectus or for
additional information; (C) of the issuance by the
Commission or any other federal or state governmental
authority of any stop order suspending the effectiveness of
a Registration Statement or the initiation or threatening
of any proceedings for that purpose; (D) of the receipt by
the Company of any notification with respect to the
suspension of the qualification or exemption from
qualification of any of the Registrable Securities for sale
in any jurisdiction or the initiation or threatening of any
proceedings for such purpose; (E) of the existence of any
fact or happening of any event of which the Company has
knowledge which makes any statement of a material fact in
such Registration Statement, related Prospectus or Free
Writing Prospectus or any document incorporated or deemed
to be incorporated therein by reference untrue or which
would require the making of any changes in the Registration
Statement, related Prospectus or Free Writing Prospectus in
order that, in the case of the Registration Statement, it
will not contain any untrue statement of a material fact or
omit to state any material fact required to be stated
therein or necessary to make the statements therein not
misleading, and that in the case of such Prospectus or Free
Writing Prospectus, it will not contain any untrue
statement of a material fact or omit to state any material
fact required to be stated therein or necessary to make the
statements therein, in light of the circumstances under
which they were made, not misleading; and (F) of the
determination by counsel of the Company that a post-
effective amendment to a Registration Statement is
advisable;
(vi)	as expeditiously as possible, upon
the occurrence of any event contemplated by Section
7(a)(v)(E), as promptly as practicable, prepare a
supplement or amendment to such Registration Statement,
related Prospectus or Free Writing Prospectus (or file a
new Registration Statement, in the case of a Registration
Statement that has been withdrawn) and furnish to each
seller of Registrable Securities a reasonable number of
copies of such supplement to or an amendment of such
Registration Statement or new Registration Statement,
Prospectus or Free Writing Prospectus as may be necessary
so that, after delivery to the purchasers of such
Registrable Securities, in the case of the Registration
Statement, it will not contain any untrue statement of a
material fact or omit to state any material fact required
to be stated therein or necessary to make the statements
therein not misleading, and that in the case of such
Prospectus or Free Writing Prospectus, it will not contain
any untrue statement of a material fact or omit to state
any material fact required to be stated therein or
necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading;
(vii)	with respect to any
underwritten public offering registered under the Shelf
Registration or the Incidental Registration (in the case of
an Incidental Registration, only to the extent requested by
the Company Underwriter), enter into and perform customary
agreements (including underwriting and indemnification and
contribution agreements in customary form with the Approved
Underwriters or the Company Underwriter, as applicable) and
take such other commercially reasonable actions as are
required in order to expedite or facilitate each
disposition of Registrable Securities and shall provide all
reasonable cooperation, including causing appropriate
officers to attend and participate in "road shows" and
other information meetings organized by the Approved
Underwriters or the Company Underwriter, if applicable, and
causing counsel to the Company to deliver customary legal
opinions in connection with any such underwriting
agreements;
(viii)	with respect to any
underwritten public offering registered under the Shelf
Registration or the Incidental Registration, make available
at reasonable times for inspection by any seller of
Registrable Securities, any managing underwriter
participating in any disposition of such Registrable
Securities pursuant to a Registration Statement, Holders'
Counsel and any attorney, accountant or other agent
retained by any such seller (collectively, the
"Inspectors"), all financial and other records, pertinent
corporate documents and properties of the Company and its
subsidiaries (collectively, the "Records") as shall be
reasonably necessary to enable them to exercise their due
diligence responsibility, and cause the Company's and its
subsidiaries' officers, directors and employees, and the
independent public accountants of the Company, to supply
all information reasonably requested by any such Inspector
in connection with such Registration Statement.  Records
that the Company determines, in good faith, to be
confidential and which it notifies the Inspectors are
confidential shall not be disclosed by the Inspectors (and
the Inspectors shall confirm their agreement in writing in
advance to the Company if the Company shall so request)
unless (x) the disclosure of such Records is necessary, in
the Company's judgment, to avoid or correct a misstatement
or omission in the Registration Statement, (y) the release
of such Records is ordered pursuant to a subpoena or other
order from a court of competent jurisdiction after
exhaustion of all appeals therefrom or (z) the information
in such Records was known to the Inspectors on a non-
confidential basis prior to its disclosure by the Company
or has been made generally available to the public.  Each
seller of Registrable Securities agrees that it shall, upon
learning that disclosure of such Records is sought in a
court of competent jurisdiction, give notice to the Company
and allow the Company, at the Company's expense, to
undertake appropriate action to prevent disclosure of the
Records deemed confidential;
(ix)	with respect to any underwritten
public offering registered under the Shelf Registration or
the Incidental Registration, obtain a "cold comfort" letter
dated the effective date of the Registration Statement and
the date of the closing under the underwriting agreement
from the Company's independent public accountants in
customary form and covering such matters of the type
customarily covered by "cold comfort" letters as Holders'
Counsel or the managing underwriter reasonably requests;
(x)	with respect to any underwritten
public offering registered under the Shelf Registration or
the Incidental Registration, furnish, at the request of any
seller of Registrable Securities on the date such
securities are delivered to the underwriters for sale
pursuant to such registration, an opinion, dated such date,
of counsel representing the Company for the purposes of
such registration, addressed to the underwriters, covering
such legal matters with respect to the registration in
respect of which such opinion is being given as the
underwriters, may reasonably request and are customarily
included in such opinions;
(xi)	with respect to each Free Writing
Prospectus or other materials to be included in the
Disclosure Package, ensure that no Registrable Securities
be sold "by means of" (as defined in Rule 159A(b) under the
Securities Act) such Free Writing Prospectus or other
materials without the prior written consent of the Holders
holding a majority of the Registrable Securities proposed
to be sold in the relevant offering, which Free Writing
Prospectuses or other materials shall be subject to the
review of the Holders' Counsel;
(xii)	as expeditiously as possible
and within the deadlines specified by the Securities Act,
make all required filings of all Prospectuses and Free
Writing Prospectuses with the Commission;
(xiii)	as expeditiously as possible
and within the deadlines specified by the Securities Act,
make all required filing fee payments in respect of any
Registration Statement or Prospectus used under this
Agreement (and any offering covered thereby);
(xiv)	comply with all applicable
rules and regulations of the Commission, and make available
to its security holders, as soon as reasonably practicable
but no later than 15 months after the effective date of the
Registration Statement, an earnings statement covering a
period of 12 months beginning after the effective date of
the Registration Statement, in a manner which satisfies the
provisions of Section 11(a) of the Securities Act and Rule
158 thereunder;
(xv)	cause all Registrable Securities
to be listed on each securities exchange on which
Registrable Class Securities issued by the Company are then
listed, provided that the applicable listing requirements
are satisfied;
(xvi)	as expeditiously as
practicable, keep the Holders' Counsel advised in writing
as to the initiation and progress of any Shelf Registration
or Incidental Registration, and provide the Holders'
Counsel with all correspondence with the Commission in
connection with any such Registration Statement;
(xvii)	cooperate with each seller of
Registrable Securities and each underwriter participating
in the disposition of such Registrable Securities and their
respective counsel in connection with any filings required
to be made with the NASD; and
(xviii)	take all other steps
reasonably necessary to effect the registration and
disposition of the Registrable Securities contemplated
hereby.
(b)	Seller Obligations. In connection with
any offering under any Registration Statement under this
Agreement, each Holder:
(i)	shall promptly furnish to the
Company in writing such information with respect to such
Holder and the intended method of disposition of its
Registrable Securities as the Company may reasonably
request or as may be required by law for use in connection
with any related Registration Statement or Prospectus (or
amendment or supplement thereto) and all information
required to be disclosed in order to make the information
previously furnished to the Company by such Holder not
contain a material misstatement of fact or necessary to
cause such Registration Statement or Prospectus (or
amendment or supplement thereto) not to omit a material
fact with respect to such Holder necessary in order to make
the statements therein not misleading;
(ii)	shall comply with the Securities
Act and the Exchange Act and all applicable state
securities laws and comply with all applicable regulations
in connection with the registration and the disposition of
the Registrable Securities; and
(iii)	shall not use any Free
Writing Prospectus without the prior written consent of the
Company.
(c)	Notice to Discontinue.  Each Holder
agrees that, upon receipt of any notice from the Company
of the happening of any event of the kind described in
Section 7(a)(v)(E), such Holder shall forthwith discontinue
disposition of Registrable Securities pursuant
to the Registration Statement covering such Registrable
Securities until such Holder's receipt of the copies of the
supplemented or amended Prospectus or Free Writing
Prospectus contemplated by Section 7(a)(vi) and, if so
directed by the Company, such Holder shall deliver to the
Company (at the Company's expense) all copies, other than
permanent file copies then in such Holder's possession, of
the Prospectus or Free Writing Prospectus covering such
Registrable Securities which is current at the time of
receipt of such notice.  If the Company shall give any such
notice, the Company shall extend the period during which
such Registration Statement shall be maintained effective
pursuant to this Agreement (including the period referred
to in Section 7(a)(ii)) by the number of days during the
period from and including the date of the giving of such
notice pursuant to Section 7(a)(v)(E) to and including the
date when sellers of such Registrable Securities under such
Registration Statement shall have received the copies of
the supplemented or amended Prospectus or Free Writing
Prospectus contemplated by and meeting the requirements of
Section 7(a)(v).
(d)	Valid Business Reason.  If the Board of
Directors, in its good faith judgment, determines that any
registration of Registrable Securities should not be made
or continued because it would materially interfere with any
material financing, acquisition, corporate reorganization
or merger or other material transaction involving the
Company (a "Valid Business Reason"), (i) the Company may
postpone filing a Registration Statement relating to a
Shelf Registration until such Valid Business Reason no
longer exists and (ii) in case a Registration Statement has
been filed relating to an Shelf Registration, if the Valid
Business Reason has not resulted from actions taken by the
Company, the Company, upon the approval of a majority of
the Board of Directors, may cause such Registration
Statement to be withdrawn and its effectiveness terminated
or may postpone amending or supplementing such Registration
Statement or may suspend other required registration
actions under this Agreement.  The Company shall give
written notice to each Holder of its determination to
postpone or withdraw a Registration Statement and of the
fact that the Valid Business Reason for such postponement
or withdrawal no longer exists, in each case, promptly
after the occurrence thereof.  Notwithstanding anything to
the contrary contained herein, the Company may not postpone
or withdraw a filing due to a Valid Business Reason under
this Section 7(d) for more than a period of up to 30 days
in any individual instance or 90 days, in the aggregate, in
any 12-month period.
(e)	Registration Expenses.  The Company
shall pay all expenses arising from or incident to its
performance of, or compliance with, this Agreement,
including (i) Commission, stock exchange and NASD
registration and filing fees, (ii) all fees and expenses
incurred in complying with securities or "blue sky" laws
(including reasonable fees, charges and disbursements of
counsel to any underwriter incurred in connection with
"blue sky" qualifications of the Registrable Securities as
may be set forth in any underwriting agreement), (iii) all
printing, messenger and delivery expenses, (iv) the fees,
charges and expenses of the Holders' Counsel, any necessary
counsel with respect to state securities law matters,
counsel to the Company and of its independent public
accountants, and any other accounting fees, charges and
expenses incurred by the Company (including any expenses
arising from any "cold comfort" letters or any special
audits incident to or required by any registration or
qualification), and (v) any liability insurance or other
premiums for insurance obtained in connection with the
Shelf Registration or the Incidental Registration pursuant
to the terms of this Agreement, regardless of whether such
Registration Statement is declared effective.  All of the
expenses described in the preceding sentence of this
Section 7(e) are referred to herein as "Registration
Expenses."  Each Holder shall bear the expense of any
broker's commission or underwriter's discount or commission
relating to the registration and sale of such Holder's
Registrable Securities and, subject to clause (iv) above,
shall bear the fees and expenses of its own counsel.
8.	Indemnification; Contribution.
(a)	Indemnification by the Company.  The
Company shall indemnify and hold harmless each Holder, its
directors, officers, Affiliates and each Person who
controls (within the meaning of Section 15 of the
Securities Act) such Holder from and against any and all
losses, claims, damages, liabilities and expenses, or any
action or proceeding in respect thereof (including
reasonable costs of investigation and reasonable attorneys'
fees and expenses) (each, a "Liability" and collectively,
"Liabilities") arising out of or based upon (i) any untrue
statement or alleged untrue statement of a material fact
contained in the Disclosure Package, the Registration
Statement, the Prospectus, any Free Writing Prospectus or
in any amendment or supplement thereto; and (ii) the
omission or alleged omission to state in the Disclosure
Package, Registration Statement, the Prospectus, any Free
Writing Prospectus or in any amendment or supplement
thereto any material fact required to be stated therein or
necessary to make the statements therein not misleading;
provided, however, that the Company shall not be liable in
any such case to the extent, but only to the extent, that
any such Liability arises out of or is based upon an untrue
statement or alleged untrue statement or omission or
alleged omission made in such Disclosure Package,
Registration Statement, Prospectus or Free Writing
Prospectus or preliminary prospectus or amendment or
supplement thereto in reliance upon and in conformity with
written information furnished to the Company by or on
behalf of such Holder (including the information provided
pursuant to Section 8(b)).
(b)	Indemnification by the Holders.   Each
Holder shall, severally, but not jointly, indemnify and
hold harmless the Company, any underwriter retained by the
Company, their respective directors, officers, other
Affiliates and each Person who controls the Company or such
underwriter (within the meaning of Section 15 of the
Securities Act) from and against any and all Liabilities
arising out of or based upon (i) any untrue statement or
alleged untrue statement of a material fact contained in
the Disclosure Package, the Registration Statement, the
Prospectus, any Free Writing Prospectus or in any amendment
or supplement thereto; and (ii) the omission or alleged
omission to state in the Disclosure Package, the
Registration Statement, the Prospectus, any Free Writing
Prospectus or in any amendment or supplement thereto any
material fact required to be stated therein or necessary to
make the statements therein not misleading, in each case,
to the extent such Liabilities arise out of or are based
upon written information furnished by such Holder or on
such Holder's behalf specifically for inclusion in the
Disclosure Package, the Registration Statement, the
Prospectus, any Free Writing Prospectus or any amendment or
supplement thereto relating to the Registrable Securities
as provided in, including the information furnished to the
Company pursuant to this Section 8(b); provided, however,
that the total amount to be indemnified by any Holder
pursuant to this Section 8(b) shall be limited to the net
proceeds (after deducting the underwriters' discounts and
commissions) received by such Holder in the offering to
which the Disclosure Package, Registration Statement,
Prospectus or Free Writing Prospectus relates.
(c)	Conduct of Indemnification Proceedings.
Any Person entitled to indemnification hereunder (the
"Indemnified Party") shall give prompt written notice to
the indemnifying party (the "Indemnifying Party") after the
receipt by the Indemnified Party of any written notice of
the commencement of any action, suit, proceeding or
investigation or threat thereof made in writing for which
the Indemnified Party intends to claim indemnification or
contribution pursuant to this Agreement; provided, however,
that the failure to so notify the Indemnifying Party shall
not relieve the Indemnifying Party of any Liability that it
may have to the Indemnified Party hereunder (except to the
extent that the Indemnifying Party forfeits substantive
rights or defenses by reason of such failure).  If notice
of commencement of any such action is given to the
Indemnifying Party as above provided, the Indemnifying
Party shall be entitled to participate in and, to the
extent it may wish, jointly with any other Indemnifying
Party similarly notified, to assume the defense of such
action at its own expense, with counsel chosen by it and
reasonably satisfactory to such Indemnified Party.  The
Indemnified Party shall have the right to employ separate
counsel in any such action and participate in the defense
thereof, but the fees and expenses of such counsel shall be
paid by the Indemnified Party unless (i) the Indemnifying
Party agrees to pay the same, (ii) the Indemnifying Party
fails to assume the defense of such action with counsel
reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any
impleaded parties) include both the Indemnifying Party and
the Indemnified Party and such parties have been advised by
such counsel that either (x) representation of such
Indemnified Party and the Indemnifying Party by the same
counsel would be inappropriate under applicable standards
of professional conduct or (y) there may be one or more
legal defenses available to the Indemnified Party which are
different from or additional to those available to the
Indemnifying Party.  In any of such cases, the Indemnifying
Party shall not have the right to assume the defense of
such action on behalf of such Indemnified Party; it being
understood, however, that the Indemnifying Party shall not
be liable for the fees and expenses of more than one
separate firm of attorneys (in addition to any local
counsel) for all Indemnified Parties.  No Indemnifying
Party shall be liable for any settlement entered into
without its written consent, which consent shall not be
unreasonably withheld.  No Indemnifying Party shall,
without the written consent of such Indemnified Party,
effect any settlement of any pending or threatened
proceeding in respect of which such Indemnified Party is a
party and indemnity has been sought hereunder by such
Indemnified Party, unless such settlement includes an
unconditional release of such Indemnified Party from all
liability for claims that are the subject matter of such
proceeding.
(d)	Contribution.  If the indemnification
provided for in this Section 8 from the Indemnifying Party
is unavailable to an Indemnified Party hereunder in respect
of any Liabilities referred to herein, then the
Indemnifying Party, in lieu of indemnifying such
Indemnified Party, shall contribute to the amount paid or
payable by such Indemnified Party as a result of such
Liabilities in such proportion as is appropriate to reflect
the relative fault of the Indemnifying Party and
Indemnified Party in connection with the actions which
resulted in such Liabilities, as well as any other relevant
equitable considerations.  The relative faults of such
Indemnifying Party and Indemnified Party shall be
determined by reference to, among other things, whether any
action in question, including any untrue or alleged untrue
statement of a material fact or omission or alleged
omission to state a material fact, has been made by, or
relates to information supplied by, such Indemnifying Party
or Indemnified Party, and the parties' relative intent,
knowledge, access to information and opportunity to correct
or prevent such action.  The amount paid or payable by a
party as a result of the Liabilities referred to above
shall be deemed to include, subject to the limitations set
forth in Sections 8(a) and 8(b), any legal or other fees,
charges or expenses reasonably incurred by such party in
connection with any investigation or proceeding; provided,
that the total amount to be contributed by any Holder shall
be limited to the net proceeds (after deducting the
underwriters' discounts and commissions) received by such
Holder in the relevant offering.  The parties hereto agree
that it would not be just and equitable if contribution
pursuant to this Section 8(d) were determined by pro rata
allocation or by any other method of allocation which does
not take account of the equitable considerations referred
to in the immediately preceding sentences of this Section
8(d).  No Person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any Person who was
not guilty of such fraudulent misrepresentation.
9.	Exchange Act Reporting and Rule 144.  The
Company covenants that it shall (a) file any reports
required to be filed by it under the Exchange Act and
(b) take such further action as the Majority Holders may
reasonably request (including providing any information
necessary to comply with Rule 144 under the Securities
Act), all to the extent required from time to time to
enable the Holders to sell Registrable Securities without
registration under the Securities Act within the limitation
of the exemptions provided by (i) Rule 144 under the
Securities Act or Regulation S under the Securities Act or
(ii) any similar rules or regulations hereafter adopted by
the Commission.  The Company shall, upon the request of the
Majority Holders, deliver to the Holders a written
statement as to whether it has complied with such
requirements.
10.	Miscellaneous.
(a)	Assumption of Agreement.  The Company
shall cause any successor or assign (whether by merger,
consolidation, sale of assets or otherwise) to assume this
Agreement or enter into a new registration rights agreement
with the Holders on terms substantially the same as this
Agreement as a condition of any such transaction.
(b)	Amendments and Waivers.  Except as
otherwise provided herein, the provisions of this Agreement
may not be amended, modified or supplemented, and waivers
or consents to departures from the provisions hereof may
not be given unless consented to in writing by the Company
and the Majority Holders.
(c)	Notices.  All notices, demands and
other communications provided for or permitted hereunder
shall be made in writing and shall be made by registered or
certified first-class mail, return receipt requested,
telecopy, electronic transmission, courier service or
personal delivery:
(i)	if to Dillon:
Dillon Yarn Corporation
53 East 34th Street
Paterson, NJ  07514
Attention: President
Facsimile:(973) 684-0487
Email:	swener@dillonyarn.com
with a copy to:

Cole, Schotz, Meisel, Forman &
Leonard P.A.
25 Main Street
Hackensack, NJ  07601
Attention: Alan Rubin
Facsimile: 201-489-1536
Email:  arubin@coleschotz.com
(ii)	if to the Company:
Unifi, Inc.
7201 W. Friendly Avenue
Greensboro, NC 27410
Attention: Charles F. McCoy
Facsimile: (336) 856-4364
Email:  cmccoy@unifi-inc.com
with a copy to:
Paul, Weiss, Rifkind, Wharton &
Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064
Attention:  Yvonne Y. F. Chan
Facsimile:  (212) 492-0255
Email:  ychan@paulweiss.com
All such notices, demands and other communications shall be
deemed to have been duly given when delivered by hand, if
personally delivered; when delivered by courier, if
delivered by commercial courier service; five Business Days
after being deposited in the mail, postage prepaid, if
mailed; and when receipt is acknowledged, if telecopied or
electronically transmitted.  Any party may by notice given
in accordance with this Section 10(c) designate another
address or Person for receipt of notices hereunder.
(d)	Successors and Assigns.  This Agreement
shall inure to the benefit of and be binding upon the
successors and permitted assigns of the parties hereto as
hereinafter provided.  The rights and obligations of Dillon
hereunder may not be assigned, except in writing to
Permitted Transferees.  At the time of the transfer of
Registrable Securities to a Permitted Transferee, such
Permitted Transferee shall execute and deliver to the
Company an instrument, in form and substance satisfactory
to the Company, to evidence its agreement to be bound by,
and to comply with, this Agreement as a Holder.
(e)	Headings.  The headings in this
Agreement are for convenience of reference only and shall
not limit or otherwise affect the meaning hereof.
(f)	Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of
the State of New York, without giving effect to the
conflicts of law principles thereof that would apply the
laws of another jurisdiction.
(g)	Dispute Resolution.
(i)	The parties agree that the
appropriate, exclusive and convenient forum for any
disputes between the parties arising out of this Agreement
or the transactions contemplated hereby shall be in any
state or federal court in the State, City and County of New
York, and each of the parties irrevocably submits to the
exclusive jurisdiction of such courts solely in respect of
any action, suit or proceeding arising out of or related to
this Agreement; provided, however, that the foregoing shall
not limit the rights of the parties to obtain execution of
judgment in any other jurisdiction.  The parties further
agree, to the extent permitted by law, that a final and
unappealable judgment against a party in any action, suit
or proceeding contemplated above shall be conclusive and
may be enforced in any other jurisdiction within or outside
the United States by suit on the judgment, a certified copy
of which shall be conclusive evidence of the fact and
amount of such judgment.  Any and all service of process
and any other notice in any such action, suit or proceeding
shall be effective against any party if given by registered
or certified mail, return receipt requested, or by any
other means of mail that requires a signed receipt, postage
prepaid, mailed to such party as herein provided.
(ii)	Each party agrees not to assert,
by way of motion, as a defense or otherwise, in any such
action, suit or proceeding, any claim that it is not
subject personally to the jurisdiction of such courts, that
its property is exempt or immune from attachment or
execution, that the action, suit or proceeding is brought
in an inconvenient forum, that the venue of the action,
suit or proceeding is improper or that this Agreement or
the subject matter hereof may not be enforced in or by such
court.
(iii)	THE PARTIES HEREBY
IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION,
SUIT OR PROCEEDING TO ENFORCE OR INTERPRET THE PROVISIONS
OF THIS AGREEMENT.
(h)	Severability.  Any term or provision of
this Agreement which is invalid or unenforceable in any
jurisdiction shall, as to that jurisdiction, be ineffective
to the extent of such invalidity or unenforceability
without rendering invalid or unenforceable the remaining
terms and provisions of this Agreement or affecting the
validity or enforceability of any of the terms or
provisions of this Agreement in any other jurisdiction.  If
any provision of this Agreement is so broad as to be
unenforceable, the provision shall be interpreted to be
only so broad as is enforceable.
(i)	Rules of Construction.  Unless the
context otherwise requires, references to sections or
subsections refer to sections or subsections of this
Agreement.  Terms defined in the singular have a comparable
meaning when used in the plural, and vice versa.
(j)	Entire Agreement.  This Agreement is
intended by the parties as a final expression of their
agreement and intended to be a complete and exclusive
statement of the agreement and understanding of the parties
hereto with respect to the subject matter contained herein.
There are no restrictions, promises, representations,
warranties or undertakings with respect to the subject
matter contained herein, other than those set forth or
referred to herein.  This Agreement supersedes all prior
agreements and understandings among the parties with
respect to such subject matter.
(k)	Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed on the date first
above written.
UNIFI, INC.
By:___/s/ Charles F. McCoy
Name:  Charles F. McCoy
Title: Vice President

DILLON YARN CORPORATION
By:___/s/ Stephen Wener
Name:  Stephen Wener
Title: CEO
























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